                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 8, 2005

                        --------------------------------

                          QUANTA CAPITAL HOLDINGS LTD.
             (Exact name of registrant as specified in its charter)

                        --------------------------------

                        Commission File Number: 000-50885

             BERMUDA                                            N/A
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                         1 Victoria Street, Fourth Floor
                                  Hamilton HM11
                                     Bermuda
              (Address of principal executive offices and zip code)

                                  441-294-6350
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 8, 2005, the Compensation Committee of the Board of Directors of
Quanta Capital Holdings Ltd. (the "Company") determined the salary and bonus compensation arrangements for Robert Lippincott III, Interim Chief Executive
Officer, President and Director. Mr. Lippincott will be paid a salary of $50,000 per month and a minimum bonus of 50% of the amount of salary paid from November
22, 2005, the date he assumed duties as Interim Chief Executive Officer, until the date on which a permanent Chief Executive Officer is named.

On December 8, 2005, the Compensation Committee also determined the salary and equity compensation arrangements for Jonathan J.R. Dodd, who was named permanent
Chief Financial Officer on November 21, 2005. Mr. Dodd will have his annual salary increased to $325,000 and on December 8, 2005 was granted options to purchase 16,666 shares of the Company's common shares at an exercise price of
$4.59 per share, the last sale price of our common shares as reported on Nasdaq on such date. Such options were granted under the Company's 2003 Long Term
Incentive Plan, will vest in four equal installments annually over a four year period and have a seven year term. Mr. Dodd will continue to participate in other executive compensation and benefit programs as are generally available to executive officers of the Company and have been previously disclosed.

On December 8, 2005, the Compensation Committee granted to James J. Ritchie
52,521 restricted shares under the Company's 2003 Long Term Incentive Plan. Such restricted shares will be issued in January 2006 and vest over a two year period in annual installments with the first half vesting on October 24, 2006. This grant is made to compensate Mr. Ritchie for his additional board service in connection with his election as Chairman of the Board on October 24, 2005. Mr.
Ritchie will receive this grant in addition to the other fees and expense reimbursements paid to non-employee directors, which have been previously disclosed.

ITEM 8.01         OTHER EVENTS.

On December 5, 2005, the Company filed as an exhibit to its Current Report on
Form 8-K, a Preliminary Prospectus Supplement dated December 5, 2005 (the
"Supplement") setting forth certain proposed terms for the public offering of its series A preferred shares (the "Preferred Shares"). The proposed terms provided, among other things, that if prior to December 15, 2010, the Company submits a proposal for an almagation, consolidation, merger, arrangement, reconstruction, reincorporation, de-registration, or any other similar transaction involving the Company that requires, or any proposal for any other matter that as a result of any change in Bermuda law requires, in either case, a vote of the holders of the Preferred Shares at the time outstanding, whether voting as a separate series or together with any other series or class of preferred shares as a single class, the Company could redeem the Preferred
Shares. The Company currently anticipates that, under the terms of the Preferred
Shares, the Company will not have the right to redeem the Preferred Shares prior to December 15, 2010, including under any of the events described above, other than as described under "Description of the Series A Preferred Shares--Tax
Redemption" in the Supplement. The limitations on the Company's right to redeem the Preferred Shares prior to December 15, 2005 may have the effect of discouraging, delaying or preventing a change of control of the Company, including the transactions described above.

Additionally, the Company is filing this Current Report on Form 8-K for the purpose of providing the information attached hereto as Exhibit 99.1 which is incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit
Number            Description
-------           -----------
99.1              Taxation of Quanta Holdings and Subsidiaries--Certain Irish
                  Tax Considerations and Certain United Kingdom Tax
                  Considerations.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            QUANTA CAPITAL HOLDINGS LTD.

         Date:    December 14, 2005         /s/ Robert Lippincott III
                                            ------------------------------------
                                            Robert Lippincott III
                                            Interim Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit
Number         Description
-------        ------------

99.1           Taxation of Quanta Holdings and Subsidiaries--Certain Irish
               Tax Considerations and Certain United Kingdom Tax
               Considerations.